Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

EXECUTED this 12th day of February, 2016.

SEQUEL LIMITED PARTNERSHIP III

By:	Sequel Venture Partners III, L.L.C, its general partner

By:	/s/ John T. Greff
John T. Greff, Manager

SEQUEL ENTREPRENEURS FUND III, L.P.

By:	Sequel Venture Partners III, L.L.C, its general partner

By:	/s/ John T. Greff
John T. Greff, Manager

SEQUEL VENTURE PARTNERS III, L.L.C

By:	/s/ John T. Greff
John T. Greff, Manager